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                                                                    EXHIBIT 23.2


                         CONSENT OF ARTHUR ANDERSEN LLP


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 included in Belco Oil & Gas Corp. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration.


                                                            Arthur Andersen LLP



Houston, Texas
December 8, 1997